UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On March 14, 2012, the Compensation Committee considered GulfMark’s fiscal year 2011 performance, the incentive criteria established for fiscal year 2011, and GulfMark’s long-term incentive compensation philosophy. Based on that review, the Compensation Committee recommended to GulfMark’s Board of Directors the bonuses, restricted stock awards, and 2012 base salaries for our named executive officers as indicated in the table below. These recommendations were approved by the Board of Directors on March 19, 2012.

		Restricted Stock Awards
	Bonus	Value on Grant Date	Number of Shares	2012 Base Salary
Bruce A. Streeter Director, President & Chief Executive Officer	$504,087	$1,260,218	26,954	$652,163

John E. Leech Executive Vice President – Operations	$267,570	$668,924	14,307	$346,168

Quintin V. Kneen Executive Vice President & Chief Financial Officer	$242,472	$606,180	12,965	$313,698

Richard M. Safier Vice President – General Counsel and Secretary	$179,295	$389,772	8,336	$253,575

Samuel R. Rubio Vice President – Controller, Chief Accounting Officer & Assistant Secretary	$145,000	$234,300	5,011	$220,455

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2012		GulfMark Offshore, Inc.

	By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President and Chief Financial Officer